SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

USA Mobility, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 718-6600

EXPLANATORY NOTE

     On November 16, 2004, Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”) merged, whereby each became a wholly-owned subsidiary of USA Mobility, Inc. pursuant to an Agreement and Plan of Merger entered into on March 29, 2004, as amended. The mergers will be reported by USA Mobility as an acquisition of Metrocall by Arch. The purpose of this amendment to the current report on Form 8-K originally filed on November 16, 2004 is to file the required financial statements of the business acquired (Metrocall) and the related pro forma financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Audited consolidated balance sheets of Metrocall at December 31, 2003 and December 31, 2002, and the related audited consolidated statements of operations, stockholders’ equity/(deficit) and cash flows for the year ended December 31, 2003, the period from October 8, 2002 through December 31, 2002, and the period from January 1, 2002 through October 7, 2002 (predecessor company), and the financial statement schedule for the year ended December 31, 2003, the period from October 8, 2002 through December 31, 2002, and the period from January 1, 2002 through October 7, 2002 (predecessor company), included in Metrocall’s annual report on Form 10-K for the year ended December 31, 2003, filed on March 25, 2004, which are incorporated herein by reference.

Unaudited consolidated balance sheets of Metrocall Holdings, Inc. as of September 30, 2004 and audited consolidated balance sheets of Metrocall Holdings, Inc. as of December 31, 2003, and the related unaudited consolidated statements of operations and cash flows for the nine month periods ended as of September 30, 2004 and September 30, 2003, included in Metrocall’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed on November 4, 2004, which are incorporated herein by reference.

(b)	Pro Forma Financial Information

     The following unaudited pro forma financial information of the combination of Metrocall and Arch, as required by this Item 9.01(a), is filed herewith as Exhibit 99.1:

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2004.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2004.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003.

(c)	Exhibits.

23.1	Consent of Ernst & Young LLP

99.1	USA Mobility, Inc., formerly Wizards-Patriots Holdings, Inc. (“Holding Company”), unaudited pro forma condensed consolidated financial statements

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA MOBILITY, INC.
	By:	/s/ Vincent D. Kelly
	Name:	Vincent D. Kelly
Dated: November 23, 2004	Title:	President and Chief Executive Officer

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